UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

OXYGEN BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

Delaware	26-2593535
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2530 Meridian Parkway, 3rd Floor, Durham, North Carolina 27713

(Address of principal executive offices)

(919) 806-4414

(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The board of directors of Oxygen Biotherapeutics, Inc., adopted resolutions effective October 26, 2009, that:

•	Increase the number of persons comprising the board of directors to eight persons, as permitted by the terms of our bylaws; and

•	Electing Rene Eckert and the Honorable William Chatfield as directors to fill the vacancies on the board of directors thereby created.

Neither of the new directors was elected pursuant to any arrangement or understanding between them and any other person. Further, neither of the new directors was involved in any transaction with us during the period beginning May 1, 2008, to October 26, 2009, and no transaction with either of them is currently proposed, outside of their service as directors. Each of the new directors will participate in the compensation arrangement established by us from time to time for no-employee directors, including the arrangement currently in place.

Mr. Eckert has been appointed a member of both the Audit and Compliance Committee and the Compensation Committee of the board. Mr. Chatfield has been appointed to serve as a member and chairman of the Corporate Governance and Nominating Committee of the board.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXYGEN BIOTHERAPEUTICS, INC.

Date: October 29, 2009	By:	/s/ Chris J. Stern
Chris J. Stern, Chief Executive Officer